As filed with the Securities and Exchange Commission on May 12, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RED CAT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Nevada (State or jurisdiction of incorporation or organization)	88-0490034 (I.R.S. Employer Identification No.)
2800 S West Temple, Suite 5
South Salt Lake, UT 84115
(800) 466-9152
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
VCorp Services, LLC
701 S. Carson St., Ste. 200
Carson City, NV 89701
(888) 528-2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
John Tishler, Esq.
Alexander M. Schwartz, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA 92130
Telephone: (858) 720-8900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Red Cat Holdings, Inc.
Common Stock
Preferred Stock
Warrants
Units
From time to time, we may offer any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable antidilution provisions. In addition, selling stockholders as may be named in one or more prospectus supplements may offer and sell, from time to time and in one or more offerings, shares of our common stock. The specific amount, price and terms of the offers and sales of shares of our common stock will be determined at the time of any offering and set forth in the applicable prospectus supplement. The applicable prospectus supplement will also describe the specific manner in which we, or the selling stockholders, will offer shares of our common stock and may also supplement, update or amend information contained in this prospectus.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference into any of the foregoing, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock is currently listed on The Nasdaq Capital Market under the symbol “RCAT.” On May 11, 2026, the last reported sales price for our common stock on The Nasdaq Capital Market was $11.25 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by such prospectus supplement.
These securities may be offered and sold to investors directly by us or any selling stockholders, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the prospectus supplement for the applicable offering. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discount arrangements or over-allotment options between or among us, any selling stockholders and them, as applicable, will be set forth in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus as well as those described in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 12, 2026.

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and any selling stockholders to be named in a prospectus supplement, or an amendment to the registration statement of which this prospectus is a part, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered or sold. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering. Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add to and offer additional securities including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
Unless we state otherwise or the context otherwise requires, (i) the terms “Red Cat,” “Red Cat Holdings,” the “Company,” “we,” “our” or “us” in this prospectus refer to Red Cat Holdings, Inc., and (ii) references to “selling stockholder” or “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares of common stock received from any selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, any selling stockholders, nor any agent, underwriter or dealer, have authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer by us or the selling stockholders to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer by us or the selling stockholders to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us or any selling stockholder in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, among others, those statements including the words “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans” and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include (i) the market and sales success of our existing and any new products, (ii) our ability to raise capital when needed and on acceptable terms, (iii) our ability to make acquisitions and integrate acquired businesses into our company, (iv) our ability to attract and retain management, (v) the intensity of competition, (vi) changes in the political and regulatory environment and in business and economic conditions in the United States and globally, (vii) geopolitical conflicts throughout the world, including those in Ukraine, Iran and Israel. These risks and others described under the section “Risk Factors” below are not exhaustive.
Given these uncertainties, readers of this prospectus are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

PROSPECTUS SUMMARY
Company Overview
We are a U.S.-based provider of advanced all-domain drone and robotic solutions for defense, national security, and commercial applications. We develop American-made hardware and software that supports military, government, and public safety operations across air, land, and sea. Our family of systems delivers tactical capabilities in small, unmanned aircraft systems and uncrewed surface vessels, delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness.
We were originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. Following the share exchange agreement and our name change, we completed a series of acquisitions and financings which have broadened the scope of our activities in the drone industry.
Corporate Information
Our principal executive offices are located at 2800 S West Temple, Suite 5, South Salt Lake, UT 84115 and our telephone number at that address is (800) 466-9152. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.
Listing
Our common stock is traded on The Nasdaq Capital Market under the symbol “RCAT.” On May 11, 2026, the last sale price of our common stock as reported on The Nasdaq Capital Market was $11.25 per share.
The Securities We May Offer
We may offer common stock, preferred stock, warrants, or units from time to time in one or more offerings under this prospectus, the prospectus supplement for the applicable offering and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•
designation or classification;

•
aggregate principal amount or aggregate offering price;

•
maturity;

•
original issue discount;

•
rates and times of payment of interest or dividends;

•
redemption, conversion, exchange or sinking fund terms;

•
ranking;

•
restrictive covenants;

•
voting or other rights;

•
conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•
important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•
the names of those underwriters or agents;

•
applicable fees, discounts and commissions to be paid to them;

•
details regarding over-allotment options, if any; and

•
the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as amended, revised or supplemented by subsequent Quarterly Reports on Form 10-Q which have been or will be incorporated by reference in this prospectus, and other future filings, reports and documents under the Exchange Act, that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
In addition, please read the section of this prospectus captioned “Cautionary Statement Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. Investment in the securities offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the Company’s sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes, which may include working capital, capital expenditures, refinancing or repayment of indebtedness, and acquisitions.
We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

SELLING STOCKHOLDERS
We may register shares of our common stock for reoffer or resale by certain selling stockholders. Information about our selling stockholders, when applicable, including their identities, the number of shares of our common stock registered and offered on their behalf, their beneficial ownership and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling stockholder shall sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We may pay all or a portion of expenses incurred with respect to the registration of the shares of our common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
General
Our amended and restated articles of incorporation authorizes us to issue up to 500,000,000 shares of common stock. In addition, under our amended and restated articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could also have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or prevent a change in control of us.
Common Stock
The following summary describes the material terms of our common stock. This description of common stock is qualified by reference to our amended and restated articles of incorporation and our amended bylaws, which are incorporated by reference as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026.
Voting
Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Class A Preferred Stock
The following summary describes the material terms of our Series A Preferred Stock (referred to herein as “Class A Preferred Stock”). This description of Class A Preferred Stock is qualified by reference to our amended and restated articles of incorporation, our amended bylaws and the Certificate of Designations for the Class A Preferred Stock which are incorporated by reference as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026. As of the date of this registration statement, no shares of Class A Preferred Stock have been issued.
Dividends
Holders of Class A Preferred Stock have no dividend rights except as may be declared by our board of directors in its sole and absolute discretion, out of funds legally available for that purpose.

Liquidation
In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Class A Preferred Stock shall be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of the common stock. For the purposes of such distribution, holders of Class A Preferred Stock shall be treated as if all shares of Class A Preferred Stock had been converted to common stock immediately prior to the distribution.
A sale of all or substantially all of the Company’s assets or an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, shall not be deemed to be a liquidation.
Voting
The holders of Class A Preferred Stock shall have the right to vote on an as-if-converted to common stock basis on all matters submitted to a vote of holders of the Company’s common stock, including the election of directors, and all other matters as required by law, subject to certain limitations. There is no right to cumulative voting in the election of directors. The holders of Class A Preferred Stock shall vote together with all other classes and series of common stock of the Company as a single class on all actions to be taken by the common stockholders, except to the extent that voting as a separate class or series is required by law.
Class B Preferred Stock
The following summary describes the material terms of our Class B Preferred Stock. This description of Class B Preferred Stock is qualified by reference to our amended and restated articles of incorporation, our amended bylaws and the Certificate of Designations for the Class B Preferred Stock which are incorporated by reference as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026.
Our board of directors has designated 4,300,000 shares of our authorized preferred stock as “Series B Preferred Stock” (referred to herein as “Class B Preferred Stock”), par value $0.01 per share. Except as otherwise provided in the Certificate of Designation, the Class B Preferred Stock ranks pari passu with our common stock with respect to rights on liquidation, winding up and dissolution.
Dividends
Holders of Class B Preferred Stock have no dividend rights except as may be declared by our board of directors in its sole and absolute discretion, out of funds legally available for that purpose.
Liquidation
In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of Class B Preferred Stock are entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of common stock. For purposes of such distribution, holders of Class B Preferred Stock are treated as if all shares of Class B Preferred Stock had been converted to common stock immediately prior to the distribution.
A sale of all or substantially all of the Company’s assets or an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidation or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company is not deemed to be a liquidation.
Voting
The holders of Class B Preferred Stock shall have the right to vote on an as-if-converted to common stock basis on all matters submitted to a vote of holders of the Company’s common stock, including the election of directors, and all other matters as required by law, subject to certain limitations. There is no right to cumulative voting in the election of directors. The holders of Class B Preferred Stock shall vote together with all other classes and series of common stock of the Company as a single class on all actions to be taken by the common stockholders, except to the extent that voting as a separate class or series is required by law.
Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, Our Bylaws and Nevada Law
Nevada Anti-Takeover Law
The Nevada Revised Statutes (“NRS”) contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:
Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise.
In addition, Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our articles of incorporation and our bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.
Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our articles of incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.
Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have included a provision in our Articles of Incorporation electing not to be governed by the provisions of NRS §78.411 through NRS §78.444, inclusive.
Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equity Stock Transfer. The transfer agent’s address is 237 West 37th Street. Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, par value $0.001 per share, or preferred stock, par value $0.001 per share, and may be issued in one or more series. Warrants may be offered independently or in combination with common stock or preferred stock offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants may be purchased;

•
the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
the date on and after which the warrants and the related securities will be separately transferable;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
the terms of any rights to force the exercise of the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
the minimum or maximum number of warrants that may be exercised at any one time;

•
the manner in which the warrant agreements and warrants may be modified;

•
information relating to book-entry procedures, if any;

•
a discussion of material U.S. federal income tax considerations of holding or exercising the warrants;

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities or shares of stock at such exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants or of the warrants represented by such warrant certificate, as applicable, are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:
•
issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our common stock or preferred stock;

•
pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•
issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•
issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.
Except as stated above, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of common stock or preferred stock warrants may have additional rights under the following circumstances:
•
certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable,

•
certain share exchanges, mergers, or similar transactions involving our company, and which result in changes of common stock or preferred stock, as applicable; or

•
certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive capital stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of capital stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS
This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities.
•
the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units;

•
if appropriate, a discussion of material U.S. federal income tax considerations; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We and/or the selling stockholders may sell our securities in any one or more of the following ways:
•
to or through underwriters, brokers or dealers (acting as agent or principal);

•
broker-dealers may agree with selling stockholders to sell a specified number of shares of common stock at a stipulated price per share;

•
directly to one or more other purchasers;

•
upon the exercise of rights distributed or issued to our security holders;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
in “at the market” offerings within the meaning of Rule 415(a)(4) under the Securities Act or through a market maker or into an existing market, on an exchange, or otherwise;

•
directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•
through agents on a best-efforts basis;

•
through any other method permitted pursuant to applicable law; or

•
otherwise through a combination of any of the above methods of sale.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents that require us or the selling stockholders to loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares. In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of common stock, which securities may be resold pursuant to this prospectus or any applicable prospectus supplement.
We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment of the registration statement of which this prospectus is a part). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
If we or the selling stockholders use any underwriter, the prospectus supplement will name any underwriter involved in the offer and sale of the securities, including the name or names of any selling stockholders, if applicable. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The prospectus supplement will also set forth the terms of the offering, including:
•
the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale of the securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•
any commissions allowed or paid to agents;

•
any securities exchanges on which the securities may be listed;

•
the method of distribution of the securities;

•
the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•
any other information we think is important.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.
The securities may be sold directly by us or the selling stockholders through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us or the selling stockholders to such agent will be set forth in, the prospectus supplement. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholders. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.
A selling stockholder that is an entity may elect to make a pro-rata in-kind distribution of shares of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such member, partner or stockholder would thereby receive fully tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent that such members, partners or stockholders are affiliates of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such members, partners or stockholders to use the prospectus to resell shares of common stock acquired in the distribution.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us or the selling stockholders pursuant to contracts providing for payment and delivery at a future date on the terms set forth in the applicable prospectus supplement.
The selling stockholders and any broker-dealers, agents or underwriters that are involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Except as indicated in the applicable prospectus supplement, any purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of such common stock.
Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or the selling stockholders or our respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us or the selling stockholders for certain expenses, by us or the selling stockholders.
Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering, or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
All securities we or the selling stockholders may offer pursuant to this prospectus, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sheppard, Mullin, Richter & Hampton, LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2024 and for the eight months ended December 31, 2024, and for the year ended April 30, 2024, have been incorporated by reference in the registration statement in reliance upon the report of dbbmckennon, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Red Cat Holdings, Inc. as of December 31, 2025, and for the year ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference herein. Neither we nor any agent, underwriter or dealer has authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have filed with the SEC are incorporated by reference and made a part of this prospectus:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•
Our Current Reports on Form 8-K filed with the SEC on March 31, 2026, March 31, 2026, and May 11, 2026;

•
The portions of our definitive proxy statement on Schedule 14A relating to our 2026 Annual Meeting of Stockholders filed with the SEC on April 30, 2026 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of these filings, at no cost, by writing to us at: Red Cat Holdings, Inc., 2800 S West Temple, Suite 5, South Salt Lake, UT 84115, or by calling us at (800) 466-9152.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth an itemization of the various expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of securities being registered. All amounts are estimates except for the SEC registration fee.
Item	Amount to be paid
SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent fees and expenses	(2)
Printing and miscellaneous expenses	(2)
Total	$(2)

(1)
In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

(2)
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Under certain circumstances, Chapter 78 of the NRS also provides for mandatory and discretionary indemnification, as applicable, of any person who is a director, officer, employee or agent of the Company. Nevada law provides that we may indemnify such individuals if they have not have breached their fiduciary duties under Chapter 78 of the NRS or if such person has acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Nevada law also provides that we must indemnify any person who is a director, officer, employee or agent of the Company, to the extent that the person is successful on the merits or otherwise in the defense of any threatened, pending or completed action, suit or proceeding brought against such person because such person is or was a director, officer, employee or agent of the Company, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees.
The articles of incorporation, as amended, and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 16.   Exhibits and Financial Statement Schedules
Exhibit No.	Description
1.1*	Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation, dated July 17, 2019 (incorporated by reference to Exhibit 3.1 to the Transition Report on Form 10-KT filed with the SEC on March 31, 2025)
3.2	Amended and Restated Bylaws effective September 17, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2022)
3.3	Certification of Designation of Series A Preferred Stock, dated May 10, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
3.4	Certification of Designation of Series B Preferred Stock, dated May 10, 2019 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
4.1*	Form of Certificate of Designation
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant Certificate
4.5*	Form of Unit Agreement
5.1**	Opinion of Sheppard, Mullin, Richter & Hampton
23.1**	Consent of dbbmckennon, Independent Registered Public Accounting Firm
23.2**	Consent of KPMG LLP
23.3**	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
24.1**	Power of attorney (included on signature page hereto)
107**	Filing fee table

*
To be filed by amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.

**
Filed herewith.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   [Reserved]
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah on May 12, 2026.
RED CAT HOLDINGS, INC.
By:	/s/ Jeffrey M. Thompson
Jeffrey M. Thompson Chief Executive Officer and President (Principal Executive Officer)
/s/ Christian Morrison Christian Morrison Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
POWER OF ATTORNEY
We, the undersigned officers and directors of Red Cat Holdings, Inc. hereby severally constitute and appoint Jeffrey M. Thompson and Christian Morrison, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Jeffrey Thompson Jeffrey Thompson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 12, 2026
/s/ Christian Morrison Christian Morrison	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	May 12, 2026
/s/ Nicholas Liuzza, Jr. Nicholas Liuzza, Jr.	Director	May 12, 2026
/s/ Christopher Moe Christopher Moe	Director	May 12, 2026

Name	Title	Date
/s/ Joseph Freedman Joseph Freedman	Director	May 12, 2026
/s/ Paul Edward Funk II Paul Edward Funk II	Director	May 12, 2026